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Exhibit 99.8

[LETTERHEAD OF ALLEN & COMPANY LLC]

CONSENT OF ALLEN & COMPANY LLC

        We hereby consent to the inclusion in its entirety of that certain letter from Allen & Company LLC to the LendingTree, Inc. ("LendingTree") board of directors dated May 5, 2003, relating to our opinion, from a financial point of view, as to the fairness of the exchange ratio to be utilized in the proposed transaction (the "Proposed Transaction") between LendingTree and USA Interactive ("USA") (presently InterActiveCorp) to the holders of LendingTree common stock and LendingTree preferred stock in any filing made by USA or Lending Tree with the Securities and Exchange Commission with respect to the Proposed Transaction. We also hereby consent to the inclusion of the name "Allen & Company LLC" in any part of such filings.

ALLEN & COMPANY LLC

By:	/s/ ROSEMARY FANELLI
Name:	Rosemary Fanelli
Title:	Vice President

New York, New York
July 9, 2003

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  Exhibit 99.8
[LETTERHEAD OF ALLEN & COMPANY LLC]
CONSENT OF ALLEN & COMPANY LLC